FOR RELEASE:                                                                                                June 14, 2010

Contacts:               John A.B. “Andy” Davies, Jr.
President and CEO
(757) 217-1000

BANK OF HAMPTON ROADS NAMES DAVID R. TWIDDY PRESIDENT, EASTERN NORTH CAROLINA MARKETS; CONTINUES AS CHAIRMAN OF GATEWAY INSURANCE SERVICES

Norfolk, Virginia, June 14, 2010:  Hampton Roads Bankshares, Inc. (the “Company,” NASDAQ:  HMPR), the holding company for Bank of Hampton Roads (“the Bank”) and Shore Bank, today named David R. Twiddy President, Eastern North Carolina Markets for the Bank.  Twiddy will continue to serve as Chairman, Gateway Insurance Services.

In this position, Twiddy will oversee the Bank’s operations in the Outer Banks, Albemarle and Wilmington markets of North Carolina and will seek to build the Bank’s business in these markets.  Twiddy will be based in Elizabeth City, North Carolina.

John A.B. “Andy Davies, Jr., the Company’s President and Chief Executive Officer, said, “I am confident that David is the right person to lead our efforts to build our business in eastern North Carolina, the traditional home of Gateway Bank and an important market for the Company.  He has strong roots in this region and a deep understanding of the needs of the customers and communities we serve there.”

Twiddy joined Gateway Bank in 2000 and served as President and Chief Operating Officer from 2005 to 2008.  Following the acquisition of Gateway Bank by the Company in

2008, Twiddy served as Executive Vice President and Chief Banking Officer of the Company.  In 2009, he was appointed President of the Bank.  Prior to joining Gateway Bank, Twiddy was co-owner of Dowd & Twiddy, a commercial insurance company based in Edenton, North Carolina.  He attended College of the Albemarle and the Graduate School of Banking at Louisiana State University.

Twiddy is active in educational and civic organizations in eastern North Carolina, including serving on the boards of East Carolina University and Elizabeth City State University and the Northeast Economic Development Association.

Caution about Forward-Looking Statements

Certain information contained in this discussion may include “forward-looking statements,” including statements regarding our ability to build our business in the Eastern/Northeastern North Carolina markets.  There can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by the forward-looking statements.  Many factors could cause actual events or results to differ significantly from those described or implied in the forward-looking statements including, but not limited to, levels of unemployment and underemployment in our market areas and overall economic conditions.  For details on these and other factors that could affect expectations, see the cautionary language included under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, as amended, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, and other filings with the Securities and Exchange Commission.

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a bank holding company that was formed in 2001 and is headquartered in Norfolk, Virginia. The Company’s primary subsidiaries are the Bank, which opened for business in 1987, and Shore Bank, which opened in 1961 (the “Banks”).  The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses.  Currently, the Bank operates twenty-eight banking offices in the Hampton Roads region of southeastern Virginia and twenty-four offices in Virginia and North Carolina doing business as Gateway Bank & Trust Co.  Shore Bank serves the Eastern Shore of Maryland and Virginia through eight banking offices and fifteen ATMs. Through various affiliates, the Banks also offer mortgage banking services, insurance, title insurance, and investment products.  Shares of the Company’s common stock are traded on the NASDAQ Global Select Market under the symbol HMPR.  Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.

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